Exhibit 99.2

        (Text of graph posted to Ashland Inc.'s website concerning
                      Ashland Distribution's revenue)


                        Monthly Sales ($, Millions)

               2002       2003       2004       2005       2006       2007
              ------     ------     ------     ------     ------     ------

January         210        239        247        304        335        340
February        202        231        252        311        328        327
March           210        244        289        342        366
April           227        248        279        328        324
May             231        241        269        329        362
June            213        246        292        329        364
July            219        243        276        295        324
August          226        239        302        334        366
September       215        242        295        343        334
October         240        263        301        333        352
November        210        221        305        334        331
December        188        214        289        300        265



                   12 Month Rolling Average ($, Millions)

               2002       2003       2004       2005       2006       2007
              ------     ------     ------     ------     ------     ------

January         223        218        240        288        326        338
February        220        221        242        293        328        338
March           217        224        245        297        330
April           216        225        248        301        329
May             212        226        250        306        332
June            211        229        254        309        335
July            211        231        257        311        337
August          211        232        262        314        340
September       212        234        267        318        339
October         213        236        270        320        341
November        214        237        277        323        341
December        216        239        283        324        338